EXHIBIT INDEX


(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(n)      Consent of Independent Auditors for VUL-NY dated November 23, 2004.